Exhibit 10.24

COMMITMENT INCREASE AGREEMENT

This Commitment Increase Agreement (this “Agreement”) dated as of June 13, 2008, is entered into among Team, Inc., a Texas corporation (the “Borrower”), Bank of America, N.A., in its capacity as a Lender (“Bank of America”), Branch Banking & Trust Company (“BB&T”), Compass Bank (“Compass”), JPMorgan Chase Bank, N.A. (“Chase”), (Bank of America, BB&T, Compass and Chase are hereafter sometimes referred to collectively as the “Increasing Lenders”), and Bank of America, N.A., in its capacity as Administrative Agent (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement (as defined below).

PRELIMINARY STATEMENTS

Reference is made to that certain Amended and Restated Credit Agreement dated as May 31, 2007, by and among the Borrower, the Administrative Agent and the Lenders, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of January 29, 2008 (the “Credit Agreement”).

Pursuant to Section 2.15 of the Credit Agreement, the Borrower has requested an increase in the Aggregate Revolving Commitment from $120,000,000 to $145,000,000. Such increase in the Aggregate Revolving Commitment is to become effective on June 13, 2008 (the “Increase Effective Date”), subject to satisfaction of the conditions to effectiveness set forth in Section 4 of this Agreement. In connection with such requested increase in the Aggregate Revolving Commitment, the Borrower, the Administrative Agent and the Increasing Lenders hereby agree as follows:

AGREEMENT

1. AGGREGATE REVOLVING COMMITMENT INCREASE. On the Increase Effective Date and subject to the satisfaction of the conditions to effectiveness set forth in Section 4 of this Agreement, (a) Bank of America agrees to increase its Revolving Commitment to $35,000,000, (b) BB&T agrees to increase its Revolving Commitment to $29,250,000, (c) Compass agrees to increase its Revolving Commitment to $29,250,000, and (d) Chase agrees to increase its Revolving Commitment to $29,250,000.

2. SCHEDULE 2.01. As of the Increase Effective Date and subject to the satisfaction of the conditions to effectiveness set forth in Section 4 of this Agreement, (a) Schedule 2.01 to the Credit Agreement shall be replaced by the form of Schedule 2.01 to this Agreement and (b) the respective Revolving Commitment and Revolving Pro Rata Share of each Lender shall be in the amount and the percentage set forth on such Schedule 2.01.

3. REPRESENTATIONS AND WARRANTIES. By its execution and delivery hereof, the Borrower represents and warrants that, as of the Increase Effective Date, and after giving effect to the increase in the Aggregate Revolving Commitment provided for in this Agreement:

(a) the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct on and as of the Increase

Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnish pursuant to subsections (a) and (b) Section 6.01 of the Credit Agreement;

(b) no event has occurred and is continuing which constitutes a Default;

(c) (i) the Borrower has full power and authority to execute and deliver this Agreement and the Revolving Loan Note payable to the order of each Increasing Lender in the amount of each such Increasing Lender’s Revolving Commitment as increased pursuant to this Agreement (collectively, the “Replacement Notes”), (ii) this Agreement and the Replacement Notes have been duly executed and delivered by the Borrower and (iii) this Agreement, the Replacement Notes, and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

(d) neither the execution, delivery and performance by the Borrower of this Agreement, the Replacement Notes, or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will violate any Law or violate or conflict with any Organization Document of the Borrower or any indenture, agreement or other instrument to which the Borrower or any of it property is subject; and

(e) no authorization, approval, consent, or other action by, notice to, or filing with, any Governmental Authority or other Person not previously obtained is required for (i) the execution, delivery or performance by the Borrower of this Agreement or the Replacement Notes or (ii) the acknowledgement by each Guarantor of this Agreement.

4. CONDITIONS TO EFFECTIVENESS. This Agreement shall be effective on the Increase Effective Date, subject to the satisfaction or completion of the following:

(a) the Administrative Agent shall have received counterparts of this Agreement executed by the Increasing Lenders;

(b) the Administrative Agent shall have received counterparts of this Agreement executed by the Borrower and acknowledged by each Guarantor;

(c) the Administrative Agent shall have received a Certificate from a Responsible Officer of each Loan Party certifying and attaching the resolutions of the Board of Directors (or similar governing body) of such Loan Party authorizing and approving the increase in the Aggregate Revolving Commitment provided for in this Agreement and the execution, delivery and performance of this Agreement or the acknowledgement of this Agreement, as the case may be;

(d) the Administrative Agent shall have received from the Borrower in immediately available funds fees for the account of each Increasing Lender in an amount equal to the product of (i) 0.15% and (ii) the amount of the increase of each such Increasing Lender’s Revolving Commitment;

(e) the Administrative Agent shall have received from the Borrower in immediately available funds payment of all outstanding legal fees and expenses incurred by legal counsel to the Administrative Agent as of the Increase Effective Date; and

(f) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall require.

5. PREPAYMENT. On the Increase Effective Date and subject to the satisfaction of the conditions to effectiveness set forth in Section 4 of this Agreement, each Lender shall, to the extent necessary as set forth in Section 2.14(b) of the Credit Agreement, make a payment to the Administrative Agent in an amount sufficient, upon the application of such payments by all such Lenders to the outstanding Revolving Loans held by the Lenders, to cause the principal amount of Revolving Loans made by each Lender to be in the amount of its Revolving Pro Rata Share (after giving effect to the increase in the Aggregate Revolving Commitment in accordance with this Agreement) of all outstanding Revolving Loans. If, as a result of the repayment of Revolving Loans provided for in this Section 5, any payment of Eurodollar Rate Loans occurs on a day which is not the last day of the applicable Interest Period, the Borrower will pay to the Administrative Agent for the benefit of any Lender holding a Eurodollar Rate Loan any loss or cost incurred by such Lender resulting therefrom in accordance with Section 3.05 of the Credit Agreement. Upon the Increase Effective Date and the making of the payments described in this Section 5, each Increasing Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided participation in all outstanding Swing Line Loans and L/C Obligations in accordance with its Revolving Pro Rata Share (after giving effect to the increase in the Aggregate Revolving Commitment in accordance with this Agreement).

6. GUARANTOR’S ACKNOWLEDGMENT. By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Agreement, (b) acknowledges and agrees that its obligations in respect of its Guaranty (i) are not released, diminished, waived, modified, impaired or affected in any manner by this Agreement or any of the provisions contemplated herein and (ii) cover the Aggregate Revolving Commitment as increased by this Agreement, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty.

7. REFERENCE TO THE CREDIT AGREEMENT.

(a) Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as modified hereby. This Agreement shall be a Loan Document.

(b) The Credit Agreement, as modified herein, shall remain in full force and effect and is hereby ratified and confirmed.

8. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay promptly after demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

9. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Agreement, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

10. GOVERNING LAW; BINDING EFFECT. This Agreement shall be deemed to be a contract made under and governed by and continued in accordance with the internal laws of the State of Texas applicable to agreements made and to be performed entirely within such state, provided that each party shall retain all rights arising under federal law. This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

11. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

12. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS, INCLUDING THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above written.

TEAM, INC., a Texas corporation

By:
Phillip J. Hawk, Chief Executive Officer

BANK OF AMERICA, N.A., as Administrative Agent

By:
Suzanne M. Paul Vice President

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:
Gary L. Mingle Senior Vice President

BRANCH BANKING & TRUST COMPANY, as a Lender

By:
Name:
Title:

COMPASS BANK, as a Lender

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as a Lender

By:
Name:
Title:

ACKNOWLEDGED AND AGREED TO:

TEAM INDUSTRIAL SERVICES, INC., a Texas corporation

By:
Name:
Title:

TEAM INDUSTRIAL SERVICES INTERNATIONAL, INC., a Delaware corporation

By:
Name:
Title:

AITEC USA INC., a Delaware corporation

By:
Name:
Title:

AITEC INVESTMENTS USA INC., a Delaware corporation

By:
Name:
Title:

TEAM, INC., a Delaware corporation

By:
Name:
Title:

SCHEDULE 2.01

REVOLVING COMMITMENTS

AND REVOLVING PRO RATA SHARES

Lender	Revolving Commitment	Revolving Pro Rata Share
Bank of America, N.A.	$35,000,000	24.137931035%
Branch Banking & Trust Company	$29,250,000	20.172413793%
Compass Bank	$29,250,000	20.172413793%
JPMorgan Chase Bank, N.A.	$29,250,000	20.172413793%
Comerica Bank	$22,250,000	15.344827586%
Total	$145,000,000	100.000000000%

Schedule 2.01